UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 24, 2010
Date of Report (date of earliest event reported)
Eastman Kodak Company
(Exact name of Registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
343 State Street
Rochester, New York 14650
(Address of principal executive office) (Zip Code)
(585) 724-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On February 24, 2010, Eastman Kodak Company (the “Company”) issued a press release announcing the pricing of its offering of $500 million aggregate principal amount of 9.75% senior secured notes due 2018. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.
     Separately, on February 24, 2010, the Company issued a press release announcing an increase in the maximum tender amount sought and an extension of the expiration date for its all cash tender offer for its 7.25% Senior Notes due 2013. A copy of this press release is filed herewith as Exhibit 99.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release, dated February 24, 2010, Announcing the Pricing of Senior Secured Notes
99.2	Press Release, dated February 24, 2010, Announcing the Increased Maximum Tender Amount and the Extension of Expiration Date for its all Cash Tender Offer for its 7.25% Senior Notes Due 2013

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 24, 2010	By:	/s/ William G. Love
William G. Love
Treasurer

Index to Exhibits

Exhibit
Number	Description
99.1	Press Release, dated February 24, 2010, Announcing the Pricing of Senior Secured Notes
99.2	Press Release, dated February 24, 2010, Announcing the Increased Maximum Tender Amount and the Extension of Expiration Date for its all Cash Tender Offer for its 7.25% Senior Notes Due 2013